Exhibit 5.1

[Letterhead of Moore & Van Allen PLLC]

August 31, 2023

Lowe’s Companies, Inc.

1000 Lowes Boulevard

Mooresville, North Carolina 28117

Re:	Lowe’s Companies, Inc. – Registration Statement on Form S-3 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Lowe’s Companies, Inc., a North Carolina corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the potential offer and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), by the Company of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.50 per share. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

In connection with this opinion letter, we have (i) investigated such questions of law; (ii) examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents; and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of the opinions hereafter expressed. In all such investigations and examinations, we have assumed the legal capacity and competency of all natural persons executing documents and certificates submitted to us, the genuineness of all signatures, the compliance with fiduciary duties, the authenticity of documents and certificates submitted to us as originals, the conformity with the original documents or certificates of all documents and certificates submitted to us as copies and that any document or certificate upon which we have relied and which was given or dated earlier than the date of this opinion letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy and completeness of statements contained in any documents executed, delivered or entered into in connection with the Registration Statement and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others.

Lowe’s Companies, Inc.

August 31, 2023

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective, no stop order suspending the effectiveness of the Registration Statement has been or will be issued and no proceedings for that purpose have been or will be instituted or threatened by the SEC; (ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; (iii) the Company will be validly existing as a corporation in good standing as of the date of any issuance of the Shares; (iv) the Company will comply with all applicable laws; and (v) all signatures are genuine.

We have assumed for purposes of our opinions below that no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

We have also assumed that there will not have occurred, prior to the date of issuance and sale of any Shares, any change in law affecting the validity of such Shares and that at the time of the issuance and sale of any Shares, the board of directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the board of directors) shall not have taken any action to rescind or otherwise modify its prior authorization of the issuance and sale of such Shares.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been authorized by all necessary corporate action of the Company and, when issued and sold in accordance with the terms and conditions set forth in the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters governed by the laws of the State of North Carolina, as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth in the immediately preceding paragraph, and no opinion is implied or may be inferred beyond the matters expressly stated therein. We do not find it necessary for purposes of this opinion letter, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offer and sale of the Shares.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ MOORE & VAN ALLEN PLLC

MOORE & VAN ALLEN PLLC